JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  October 9, 2008



BEDFORD OAK CAPITAL, L.P.

By: Bedford Oak Management, LLC


By:   /s/ Harvey P. Eisen
   -------------------------------
Name:   Harvey P. Eisen
Title:  Managing Member


BEDFORD OAK ACORN, L.P.

By: Bedford Oak Management, LLC


By:   /s/ Harvey P. Eisen
   -------------------------------
Name:   Harvey P. Eisen
Title:  Managing Member


BEDFORD OAK ADVISORS, LLC

By:   /s/ Harvey P. Eisen
   -------------------------------
Name:   Harvey P. Eisen
Title:  Managing Member



HARVEY P. EISEN

      /s/ Harvey P. Eisen
----------------------------------


                    Signature Page to Joint Filing Agreement